UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 10, 2006, The Stanley Works in Europe (the "Company") commenced a consultation process with the European Works Council regarding the reorganization of its Facom and Stanley hand tools activities in Europe (the "Project"). The Project has been designed to safeguard the Company's competitiveness and restore sales growth. The Project proposes to, among other things, implement growth strategies and reduce costs by rationalizing manufacturing, logistics, sales and support organizations.

Hand tools manufacturing would be rationalized by concentrating high value added niche as well as less differentiated products at a limited number of sites, while logistics organization would be focused around a series of European and local platforms. Implementation of the Project would result in the closure of two factories in France, the downsizing of two others in the United Kingdom and Italy and the closure of four small distribution centers in the United Kingdom, Belgium, Germany and Switzerland.

The Project has been structured to favor job creation within existing sites of the group companies and to limit outsourcing. The Project would be mitigated by implementing social measures in compliance with the labor laws of each country concerned, including through the provision of outplacement support to terminated employees. The Project is subject to completion of a formal consultation with the European Works Council. In addition, the Company and its European affiliates will be required to consult with local works councils on a country-specific basis in accordance with applicable laws.

At this stage, as the Company is in the initial phase of entering into consultations with employee representatives, it is not in a position to estimate the amount or range of amounts expected to be incurred in connection with the Project or the amount or range of amounts of any potential charges or related cash outlays. The commencement of this process is consistent with the Company's second quarter and full-year 2006 earnings guidance provided April 25, 2006. It is anticipated that the principal categories of costs to be incurred would consist of termination and severance costs, costs associated with the provision of job outplacement assistance, other employee benefit related costs, lease termination costs and asset impairment costs. The Company will provide such information in the form of an amendment to this Form 8-K as the Project is further developed and implemented.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works

May 11, 2006	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary